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                                                                    Exhibit 10.8

January 1, 2002


Mr. Francis J. Petro
2308 Executive Drive
Kokomo, Indiana  46902

Dear Francis:

         Haynes International, Inc. (the "Company") previously entered into a legally binding letter agreement with you, dated January 9, 1999, regarding your employment relationship with the Company (the "Employment Letter"). The Employment Letter contemplated the subsequent execution of a definitive employment agreement on terms consistent with those of the Employment Letter, but we have never entered into that definitive employment agreement.

         The purpose of this letter is to reflect our agreement that (a) the Employment Letter is no longer in effect, (b) the parties do not intend to enter into the definitive employment agreement contemplated by the Employment Letter, and (c) you shall remain employed as Chief Executive Officer of the Company as long as you are employed by the Company. It is also agreed that either the Company or you may terminate your employment by the Company at any time, with or without cause, by sending written notice thereof to the other party.

         Your base salary for 2002 will be $440,000 and for any periods therafter you base salary will be mutually agreed upon by the Company and you. Your target bonus for each calendar year of employment will be 60% of your base salary, and the payment of the bonus (or portion thereof) will be subject to achievement of such criteria as are agreed upon by the Company and you. During the period you are employed by the Company, you will also be entitled to the perquisites that the Company has provided to you in the past and to participate in all employee benefit plans and programs generally maintained for senior executives of the Company. It is also agreed that upon separation from service with the Company regardless of the reason therefor, the Company shall provide to you a single life annuity for your life providing an annual benefit equal to the product of (a) your years (full and partial years rounded to the nearest full day) of service with the Company and (b) 3% of your Final Average Compensation. Your Final Average Compensation shall be the product of (a) twelve times (b) the sum of all base salary and annual bonus compensation you received from the Company (including amounts withheld from your base salary as elective contributions to the Haynes International, Inc. Combined Profit Sharing and Savings Plan and the Haynes International, Inc. Flexible Benefit Plan) during your final sixty completed months of service with the Company divided by sixty. If you have completed less than five years of service with the Company, your Final Average Compensation shall be the product of (a) twelve times (b) the sum of all base salary and annual bonus compensation you received from the Company (including amounts withheld from your base salary as elective contributions to the Haynes International, Inc. Combined Profit Sharing and Savings Plan and the Haynes International, Inc. Flexible Benefit Plan) during your period of service with the Company, divided by your completed months of service with the Company. Notwithstanding the foregoing, for purposes of determining Final Average Compensation, any partial months of service and compensation received for such partial months shall be

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disregarded. The benefit contemplated hereby will be provided by an annuity contract to be paid in full by the Company promptly following your separation from service with the Company, and the annuity contract shall be issued by a reputable insurance company mutually agreed upon by the Company and you.

         If the foregoing accurately reflects the agreement that has been reached with respect to your continued employment by the Company, please so indicate by signing a copy of this letter in the appropriate place set forth below.

                                            Haynes International, Inc.

                                            By: /s/ Richard C. Lappin
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                                            By: /s/ Chinh E. Chu
                                                ----------------

Agreed and accepted as pf the date first written above:

  /s/ Francis J. Petro
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